Exhibit 10.2

KEWAUNEE SCIENTIFIC CORPORATION

FORM OF STOCK OPTION CERTIFICATE

2010 STOCK OPTION PLAN FOR DIRECTORS

This is to certify that on this 25th day of August, 2010, KEWAUNEE SCIENTIFIC CORPORATION, a Delaware corporation (the “Company”), pursuant to the Kewaunee Scientific Corporation 2010 Stock Option Plan for Directors (the “Plan”), hereby grants to ______________ (the “Optionee”), a director of the Company, an option to purchase ten thousand (10,000) shares of the common stock, par value $2.50 per share, of the Company, upon the terms and conditions set forth below. This option is a non-qualified option and is not intended to be an incentive stock option as defined in the Internal Revenue Code.

1.	The purchase price payable upon exercise of the option shall be $_____ per share, subject to adjustment as provided in paragraph 5 below.

2.	The exercise of the option shall be subject to the following conditions:

(a)	The option shall be exercisable in the following increments and during the following periods:

From	Through	# of Shares
8/1/2011	8/25/2015	2,500
8/1/2012	8/25/2015	2,500
8/1/2013	8/25/2015	2,500
8/1/2014	8/25/2015	2,500

If in any year the Optionee does not purchase the full number of shares which the Optionee is then entitled to purchase, the balance of those shares (or any portion of them) may be purchased at any subsequent time before the expiration of the option, subject to the provisions hereof.

(b)	The option may be exercised by giving written notice to the Company, attention of the Secretary, specifying the number of shares to be purchased, accompanied by full payment.

(c)	At the time of any exercise of any option, the Company may require the Optionee to deliver at the time of exercise a written representation of present intention to purchase the shares for investment and not for distribution.

3.

If the Optionee ceases to be a director for any reason other than death, such option may be exercised by him or her at any time within three months after such termination of Board membership to the extent it was exercisable at the time of the termination (but in no event after the expiration of such three month period or five years from the date of grant). In the event the Optionee dies while serving on the Company’s Board or within three months thereafter, the Optionee’s option may be exercised by his or her estate or the person or persons who acquire the right to exercise such option by bequest or inheritance at any time within one year after the date of death to the extent the Optionee was entitled to exercise the option at his or her death (but in no event after the expiration of such one year period or five years from the date of grant).

4.	No option shall be transferable by the Optionee otherwise than by will or the laws of descent and distribution and each option shall be exercisable during an Optionee’s lifetime only by the Optionee.

5.	The number of shares subject to the Plan and to the option evidenced by this certificate shall be adjusted as follows:

(a)	In the event that the Company’s outstanding common stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the options and authorized for issuance under the Plan shall be proportionately adjusted;

(b)	In the event of any merger, consolidation or other reorganization of the Company with any other corporation or corporations, there shall be substituted on an equitable basis as determined by the Board of Directors, for each share of common stock then subject to the Plan, whether or not at the time subject to outstanding options, the number and kind of shares of stock or other securities or cash or other property to which the holders of common stock of the Company will be entitled pursuant to the transaction; and

(c)	In the event of any other relevant change in the capitalization of the Company, the Board of Directors shall provide for an equitable adjustment in the number of shares of common stock then subject to the option. In the event of any such adjustment, the purchase price per share shall be proportionately adjusted.

6.	In the event a Change of Control occurs two years or more after the date of grant, any options granted under the Plan shall become fully exercisable on the date of such Change of Control. The words “Change of Control” shall mean the occurrence, at any time during the specified term of an option granted under the Plan, of any of the following events:

(a)	The Company is merged, consolidated or reorganized into or with another corporation or other legal person, or there is an offer to holders of the common stock generally relating to the acquisition of their shares, and as a result of such merger, consolidation, reorganization or offer, less than 75% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of the Company immediately prior to such merger, consolidation, reorganization or offer;

(b)	The Company sells all or substantially all of its business and/or assets to any other corporation or other legal person, less than 75% of the outstanding voting securities or other capital interests of which are owned in the aggregate, directly or indirectly, by the persons who were stockholders of the Company immediately before such sale; or

(c)	During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company’s stockholders, of each new director of the Company, was approved by a vote of at least two-thirds of such directors of the Company then still in office who were directors of the Company at the beginning of any such period.

7.	Neither the Optionee nor his heirs, legatees, or legal representative shall have any rights of stockholders with respect to the shares subject to the option until such shares are actually issued upon exercise of the option.

8.	The option is subject to the provisions of the Plan, which are hereby incorporated by reference. In the event of any conflict between the terms and conditions set forth in this option and the Plan, the Plan shall control.

IN WITNESS WHEREOF, this instrument has been executed by the duly authorized [President][Vice President] of the Company and by Optionee as of the date above written.

KEWAUNEE SCIENTIFIC CORPORATION

By
[President][Vice President]

ACCEPTED:

By
(Optionee)

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